UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

LINUX GOLD CORP.
(formerly LinuxWizardry Systems, Inc. and Flame Petro-Minerals, Corp.)
(Exact name of issuer as specified on its charter)

British Columbia	n/a
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

#1103 – 11871 Horseshoe Way
Richmond, British Columbia V7A 5H5, Canada
(Address of principal executive offices)

AMENDED STOCK OPTION PLAN
(Full title of the plan)

Please send copies of all communications to:

JOHN G. ROBERTSON
President, Linux Gold Corp.
#240 – 11780 Hammersmith Way
Richmond, British Columbia V7A 5E9
(604) 278-5996
(Name, address including zip code, telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum	Amount of
Securities	Being	Offering	Aggregate	Registration
Being	Registered (1)(3)	Price Per	Offering	Fee
Registered		Share (2)	Price (2)

Common Stock, No Par Value	2,300,000	$0.25	$575,000	$61.53

(1)	This number represents shares of the Registrant’s common stock, no par value per share (“Common Stock”) being registered for issuance under the Stock Option Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sale prices of the Common Stock as reported on the NASD OTC Bulletin Board as of November 15, 2006 which average was $0.25.

(3)	These shares of common stock are being registered in addition to shares of common stock previously registered under an S-8 dated October 19, 2000 and September 28, 2003 for issuance under the Plan.

INCORPORATION BY REFERENCE.

The contents of the earlier Registration Statement on Form S-8 relating to the Plan and all documents of the Company filed pursuant the Securities Exchange Act of 1934 are hereby incorporated by reference:

ITEM 8. EXHIBITS.

Exhibit	Description
Number

5.1	Opinion of Tupper Jonsson & Yeadon regarding the legality of the Common Stock being registered

23.1	Consent of Smythe Ratcliffe LLP, Chartered Accountants

23.2	Consent of Manning Elliott LLP, Chartered Accountants

23.3	Consent of Tupper Jonsson & Yeadon (Included in Opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on the 16th day of November, 2006.

LINUX GOLD CORP.
(Registrant)

By	/s/ John G. Robertson
John G. Robertson,
President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints John G. Robertson as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, as of the 16th day of November, 2006. This Power of Attorney may be executed in counterpart original, which may be transmitted via facsimile.

Signature	Title

Chairman, President and Chief
/s/ John G. Robertson	Executive Officer, Secretary and
John G. Robertson	Director

/s/ Jennifer Lorette	Director
Jennifer Lorette

/s/ Susanne Robertson	Director
Susanne Robertson

/s/ Monique van Oord	Director, Chief Financial Officer
Monique van Oord

LIST OF EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Tupper Jonsson & Yeadon regarding the legality of the Common Stock being registered

23.1	Consent of Smythe Ratcliffe LLP, Chartered Accountants

23.2	Consent of Manning Elliott LLP, Chartered Accountants

23.3	Consent of Tupper Jonsson & Yeadon (Included in Opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)